Exhibit 99.1

News Release

CONTACTS:	Jeff Richardson (Analysts)	FOR IMMEDIATE RELEASE
	(513) 534-0983	April 19, 2007
Jim Eglseder (Analysts)
(513) 534-8424
Debra DeCourcy, APR (Media)
(513) 534-4153

FIFTH THIRD BANCORP REPORTS FIRST QUARTER 2007

EARNINGS OF $0.65 PER DILUTED SHARE

Earnings Highlights

	For the Three Months Ended			% Change
	March 2007	December 2006	March 2006	Seq	Yr/Yr
Net income (in millions)	$359	$66	$363	446%	(1)%

Common Share Data
Earnings per share, basic	0.65	0.12	0.66	442%	(2)%
Earnings per share, diluted	0.65	0.12	0.65	442%	—
Cash dividends per common share	0.42	0.40	0.38	5%	11%

Financial Ratios
Return on average assets	1.47%	0.25%	1.41%	488%	4%
Return on average equity	14.60	2.60	15.30	462%	(5)%
Tangible equity	7.65	7.79	6.90	(2)%	11%
Net interest margin (a)	3.44	3.16	3.08	9%	12%
Efficiency (a)	57.0	82.9	54.7	(31)%	4%

Common shares outstanding (in thousands)	550,077	556,253	556,501	(1)%	(1)%
Average common shares outstanding
(in thousands):
Basic	551,501	554,978	554,398	(1)%	(1)%
Diluted	554,175	557,654	556,869	(1)%	—

(a) Presented on a fully taxable equivalent basis

Fifth Third Bancorp today reported first quarter 2007 earnings of $359 million, or $0.65 per diluted share, compared with $66 million, or $0.12 per diluted share, in the fourth quarter of 2006 and $363 million, or $0.65 per diluted share, for the same period in 2006.

“First quarter results reflect solid performance across the board in a tough environment for banks,” said Kevin T. Kabat, President and CEO of Fifth Third Bancorp. “The prolonged inverted yield curve coupled with some softness in certain areas of the economy makes for a challenging operating environment. We continue to be guardedly optimistic about the outlook for 2007. We continue to have significant flexibility with our capital at current levels, and our management team is focused on executing on our strategic initiatives, creating shareholder value and building a company that is well-positioned for sustainable long-term growth.”

Income Statement Highlights

	For the Three Months Ended			% Change
	March 2007	December 2006	March 2006	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$742	$744	$718	—	3%
Provision for loan and lease losses	84	107	78	(22)%	8%
Total noninterest income	648	219	617	196%	5%
Total noninterest expense	793	798	731	(1)%	8%

Income before income taxes and cumulative effect (taxable equivalent)	513	58	526	786%	(2)%

Taxable equivalent adjustment	6	6	7	—	(14)%
Applicable income taxes	148	(14)	160	NM	(7)%
Cumulative effect of change in accounting principle, net of tax (a)	—	—	4	NM	(100)%

Net income available to common shareholders (b)	359	66	363	447%	(1)%

Earnings per share, diluted	$0.65	$0.12	$0.65	442%	—

(a)    Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards

(b) Dividends on preferred stock are $.185 million for all quarters presented

Net Interest Income

	For the Three Months Ended			% Change
	March 2007	December 2006	March 2006	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,466	$1,551	$1,405	(5)%	4%
Total interest expense	724	807	687	(10)%	5%

Net interest income (taxable equivalent)	$742	$744	$718	—	3%

Average Yield
Yield on interest-earning assets	6.79%	6.58%	6.03%
Yield on interest-bearing liabilities	4.07	4.17	3.57

Net interest rate spread (taxable equivalent)	2.72	2.41	2.46

Net interest margin (taxable equivalent)	3.44	3.16	3.08

Loans and leases, including held for sale	$75,861	$75,262	$71,634	1%	6%
Total securities and other short-term investments	11,673	18,262	22,917	(36)%	(49)%
Total interest-bearing liabilities	72,148	76,769	78,149	(6)%	(8)%
Shareholders’ equity	9,970	10,150	9,601	(2)%	4%

Net interest income of $742 million on a taxable equivalent basis was down $2 million from the fourth quarter. The incremental benefit from the balance sheet actions taken in the fourth quarter of approximately $18 million was offset by a number of items. The impact of FSP FAS 13-2 related to accounting for leveraged leases reduced net interest income by $7 million and the funding cost of the $386 million deposit with the IRS related to tax years currently under audit reduced net interest income by $4 million. Fewer days in the quarter reduced net interest income by $4 million, and we incurred incremental funding costs of $2 million related to share repurchases. Otherwise, the effect of lower commercial demand deposit balances modestly offset the benefit of higher consumer core deposit levels and higher auto loan and credit card balances. The net interest margin increased 28 bps, primarily due to the previously disclosed fourth quarter 2006 balance sheet actions.

Net interest income increased $24 million, or three percent, from the first quarter of 2006, primarily the result of the fourth quarter balance sheet actions and solid loan and core deposit growth.

In March 2007, the Bancorp issued $750 million of trust preferred securities for general corporate purposes, including share repurchases. During the quarter, we repurchased 7.0 million shares at a total cost of $280 million. We have 8.8 million shares remaining on our current share repurchase authorization.

Average Loans

	For the Three Months Ended			% Change
	March 2007	December 2006	March 2006	Seq	Yr/Yr
Average Loans and Leases ($ in millions)
Commercial:
Commercial loans	$20,908	$21,228	$19,549	(2)%	7%
Commercial mortgage	10,566	9,929	9,441	6%	12%
Commercial construction	6,014	6,099	6,211	(1)%	(3)%
Commercial leases	3,661	3,762	3,686	(3)%	(1)%

Subtotal - commercial loans and leases	41,149	41,018	38,887	—	6%

Consumer:
Residential mortgage	10,166	10,038	9,057	1%	12%
Home equity	12,072	12,225	11,879	(1)%	2%
Automobile loans	10,230	9,834	9,440	4%	8%
Credit card	1,021	915	766	12%	33%
Other consumer loans and leases	1,223	1,232	1,605	(1)%	(24)%

Subtotal - consumer loans and leases	34,712	34,244	32,747	1%	6%

Total average loans and leases	$75,861	$75,262	$71,634	1%	6%

Average loan and lease balances grew one percent sequentially and six percent over first quarter last year. Average commercial loans and leases were flat sequentially and grew six percent compared with the year ago quarter. Average commercial loan growth was affected by the reclassification in the fourth quarter of approximately $450 million to commercial mortgage. Prior balances were not restated. Consumer loans and leases grew one percent sequentially and six percent compared with the year ago quarter, reflecting strong auto loan growth offset by the anticipated run-off in the consumer lease portfolio totaling $499 million. Excluding this run-off, consumer loans and leases grew eight percent versus the year ago quarter.

Average Deposits

	For the Three Months Ended			% Change
	March 2007	December 2006	March 2006	Seq	Yr/ Yr
Average Deposits ($ in millions)
Demand deposits	$13,185	$13,882	$13,674	(5)%	(4)%
Interest checking	15,509	15,744	17,603	(1)%	(12)%
Savings	13,689	12,812	11,588	7%	18%
Money market	6,377	6,572	6,086	(3)%	5%

Subtotal - Transaction deposits	48,760	49,010	48,951	(1)%	—

Other time	11,037	10,991	9,749	—	13%

Subtotal - Core deposits	59,797	60,001	58,700	—	2%

Certificates - $100,000 and over	6,682	6,750	4,670	(1)%	43%
Foreign office	1,707	2,758	4,050	(38)%	(58)%

Total deposits	$68,186	$69,509	$67,420	(2)%	1%

Average core deposits were flat sequentially, as solid growth in savings account deposits was offset by declines in other core deposit categories. Retail core deposit growth was strong, with growth in savings and money market balances more than offsetting modest declines in interest checking and retail CDs. Retail core deposit growth offset lower commercial core deposits, driven by seasonally higher demand deposit balances in the fourth quarter. Compared with the same quarter last year, average core deposits increased two percent on growth in savings and retail CDs, partially offset by lower commercial demand deposit balances reflecting the effect of higher earnings credit rates.

Our weighted average rates paid on interest-bearing core deposits remained relatively steady at 3.43%. This reflected a modest reduction in rates paid across certain product offerings offset by a continued but slowing mix shift toward higher rate deposit products.

Noninterest Income

	For the Three Months Ended			% Change
	March 2007	December 2006	March 2006	Seq	Yr/Yr
Noninterest Income ($ in millions)
Electronic payment processing revenue	$225	$232	$196	(3)%	15%
Service charges on deposits	126	122	126	3%	—
Investment advisory revenue	96	90	91	6%	5%
Corporate banking revenue	83	82	76	1%	9%
Mortgage banking net revenue	40	30	47	31%	(16)%
Other noninterest income	78	58	80	35%	(2)%
Securities gains (losses), net	—	(398)	1	100%	(100)%
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	3	—	(100)%	NM

Total noninterest income	$648	$219	$617	196%	5%

Noninterest income of $648 million increased $429 million sequentially as a result of the $415 million in losses incurred in the fourth quarter on the sale of securities and termination of financing agreements associated with the previously disclosed balance sheet actions. Otherwise, noninterest income rose $14 million sequentially, or two percent, on higher mortgage banking revenue, investment advisory revenue and service charges on deposits, partially offset by seasonally lower electronic payment processing revenue. Compared with first quarter 2006, noninterest income grew five percent, primarily due to strong performance in electronic payment processing revenue, investment advisory revenue and corporate banking revenue, partially offset by lower mortgage banking revenue.

Electronic payment processing (EPP) revenue of $225 million decreased three percent from seasonally strong fourth quarter levels. EPP revenue increased 15 percent over last year on double-digit growth in merchant processing, card issuer interchange, and financial institutions revenue. The merchant business continues to perform well and large national merchant contracts expected to convert in the second half of 2007 will continue to provide strong growth. The increase in card issuer interchange reflects increased debit card usage and stronger growth in credit card accounts and usage. Financial institutions revenue growth was stronger than normal due to contract termination fees recognized as a result of bank merger-related activity.

Service charges on deposits of $126 million increased three percent sequentially and was flat versus the same quarter last year. Retail service charges increased one percent sequentially, as growth in customer accounts and better fee realization were offset by a seasonal reduction in fee occurrences. Retail deposit revenue grew two percent compared with the year ago quarter. Commercial service charges increased by five percent sequentially on new customer additions and sales of lockbox and electronic disbursement services, and declined two percent compared with last year reflecting the effect of higher earnings credit rates.

Investment advisory revenue of $96 million increased six percent sequentially, primarily due to growth in private client and brokerage revenue. Private client growth reflected seasonal tax preparation fees and continued growth while brokerage revenue growth was driven by higher broker productivity and a shift toward managed accounts. Compared with the same quarter last year, revenue increased five percent, driven by strong growth in private client revenue, modest growth in brokerage and institutional trust, partially offset by lower mutual fund revenue reflecting the ongoing effect of open architecture on proprietary fund sales.

Corporate banking revenue of $83 million increased one percent sequentially, as strong institutional deal flow and customer interest rate derivative sales were largely offset by strong fourth quarter lease syndication fees. Compared with last year, revenue increased nine percent as a result of gains in institutional sales and customer derivatives activity.

Mortgage banking net revenue totaled $40 million, compared with $30 million last quarter and $47 million in the prior year quarter. First quarter origination fees and gains on loan sales were $26 million, compared with $23 million in the fourth quarter and $21 million in first quarter 2006. Mortgage originations of $2.9 billion improved from $2.5 billion in fourth quarter 2006 and $2.2 billion in first quarter 2006. Net servicing revenue, before MSR valuation adjustments, totaled $13 million in the first quarter, compared with $12 million in the fourth quarter and $14 million a year ago. The MSR valuation and related mark-to-market adjustments on free standing derivatives netted to a modest positive adjustment in the quarter, compared with a $5 million negative adjustment in the fourth quarter and a positive $11 million adjustment in the year ago quarter. The mortgage servicing asset, net of the valuation reserve, was $566 million at quarter end on a servicing portfolio of $30.3 billion.

Other noninterest income totaled $78 million in the first quarter, compared with $58 million last quarter and $80 million in the same quarter last year. Fourth quarter results included a loss of $17 million on derivatives related to securities sold as part of our fourth quarter balance sheet actions.

Noninterest Expense

	For the Three Months Ended			% Change
	March 2007	December 2006	March 2006	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$292	$300	$284	(2)%	3%
Employee benefits	87	61	87	43%	—
Net occupancy expense	65	65	58	1%	12%
Technology and communications	40	39	33	—	21%
Equipment expense	29	32	27	(10)%	10%
Other noninterest expense	280	301	242	(7)%	16%

Total noninterest expense	$793	$798	$731	(1)%	8%

Total noninterest expense of $793 million decreased one percent from fourth quarter 2006 and increased eight percent from first quarter 2006. First quarter expense trends included a seasonal increase of $17 million in FICA and unemployment expenses. Fourth quarter results included $39 million in charges associated with the termination of financing agreements as part of the balance sheet actions. Remaining sequential expense growth was two percent. Year-over-year expense growth largely reflected higher de-novo related expenses, investment in technology, and increased volume-related processing expense.

Credit Quality

	For the Three Months Ended
	March 2007	December 2006	September 2006	June 2006	March 2006
Total net losses charged off ($ in millions)
Commercial loans	$(15)	$(29)	$(25)	$(22)	$(32)
Commercial mortgage loans	(7)	(11)	(7)	(4)	(2)
Construction loans	(6)	(3)	(1)	(3)	—
Commercial leases	(1)	—	1	(1)	1
Residential mortgage loans	(7)	(8)	(5)	(6)	(4)
Home equity	(17)	(14)	(14)	(13)	(14)
Automobile loans	(16)	(19)	(15)	(10)	(13)
Credit card	(8)	(10)	(8)	(7)	(6)
Other consumer loans and leases	6	(3)	(5)	(1)	(3)

Total net losses charged off	(71)	(97)	(79)	(67)	(73)

Total losses	(99)	(118)	(96)	(96)	(96)
Total recoveries	28	21	17	29	23

Total net losses charged off	$(71)	$(97)	$(79)	$(67)	$(73)
Ratios
Net losses charged off as a percent of average loans and leases	0.39%	0.52%	0.43%	0.37%	0.42%
Commercial	0.27%	0.42%	0.32%	0.30%	0.34%
Consumer	0.53%	0.64%	0.57%	0.46%	0.52%

Net charge-offs as a percentage of average loans and leases were 39 bps in the first quarter, compared with 52 bps last quarter and 42 bps in the first quarter of 2006. The commercial and consumer net charge-off ratios were 27 bps and 53 bps, respectively, down from 42 bps and 64 bps in the fourth quarter. Gross charge-offs and recoveries were 54 bps and 15 bps, respectively, of loans and leases. First quarter net charge-offs included $5 million in losses related to the sale of $39 million in nonperforming commercial loans, and $10 million in recoveries related to the sale of charged-off consumer loans. Fourth quarter 2006 net charge-offs included $9 million related to two large commercial credits as well as seasonally higher indirect auto losses.

	For the Three Months Ended
	March 2007	December 2006	September 2006	June 2006	March 2006
Allowance for Credit Losses ($ in millions)

Allowance for loan and lease losses, beginning	$771	$761	$753	$749	$744
Total net losses charged off	(71)	(97)	(79)	(67)	(73)
Provision for loan and lease losses	84	107	87	71	78

Allowance for loan and lease losses, ending	784	771	761	753	749

Reserve for unfunded commitments, beginning	76	76	74	69	70
Provision for unfunded commitments	3	—	2	5	(1)

Reserve for unfunded commitments, ending	79	76	76	74	69

Components of allowance for credit losses:
Allowance for loan and lease losses	784	771	761	753	749
Reserve for unfunded commitments	79	76	76	74	69

Total allowance for credit losses	$863	$847	$837	$827	$818

Ratios

Allowance for loan and lease losses as a percent of loans and leases	1.05%	1.04%	1.04%	1.04%	1.05%

Provision for loan and lease losses totaled $84 million in the first quarter compared with $107 million last quarter and $78 million in the same quarter last year. The allowance for loan and lease losses represented 1.05 percent of total loans and leases outstanding as of quarter end, compared with 1.04 percent last quarter and 1.05 percent in the same quarter last year.

	For the Three Months Ended
	March 2007	December 2006	September 2006	June 2006	March 2006

Nonperforming Assets and Delinquent Loans ($ in millions)

Nonaccrual loans and leases	$390	$352	$320	$281	$291
Other assets, including other real estate owned	104	103	91	77	73

Total nonperforming assets	494	455	411	358	364
Ninety days past due loans and leases	243	210	196	191	160

Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.66%	0.61%	0.56%	0.49%	0.51%

Nonperforming assets (NPAs) at quarter end were $494 million, or 66 bps of total loans and leases and other real estate owned, up from 61 bps last quarter and 51 bps in the first quarter a year ago. The sequential increase in NPAs of $39 million, or 9 percent, occurred primarily in the commercial mortgage portfolio. Commercial NPA growth was concentrated in Florida, driven by a single large NPA, and in Michigan. During the quarter, we sold $39 million in commercial NPAs and realized a $5 million loss on the sale. In the fourth quarter of 2006, we sold $13 million in commercial NPAs at a loss of $1 million.

Capital Position

	As of
	March 2007 (a)	December 2006	September 2006	June 2006	March 2006

Capital Position
Average shareholders’ equity to average assets	10.05%	9.70%	9.33%	9.09%	9.17%
Tangible equity	7.65%	7.79%	7.40%	6.92%	6.90%
Regulatory capital ratios:
Tier I capital	8.74%	8.39%	8.64%	8.56%	8.56%
Total risk-based capital	11.24%	11.07%	10.61%	10.50%	10.56%
Tier I leverage	9.33%	8.44%	8.52%	8.38%	8.24%

(a) Current period regulatory capital ratios are estimated.

Capital levels remained strong in the first quarter. Tangible equity declined 14 bps sequentially due to share repurchases and the $96 million reduction of equity related to the adoption of FSP FAS 13-2. Tangible equity increased 75 bps compared to the prior year first quarter primarily due to lower tangible assets as a result of the fourth quarter 2006 balance sheet actions. Regulatory capital ratios improved sequentially as the issuance $750 million of Tier 1-qualifying trust preferred securities offset the negative effect of share repurchases. This issue contributed approximately 75 bps to each of our regulatory capital ratios.

Outlook

The following outlook represents currently expected full year growth rates compared with full year 2006 results. Our outlook is based on current expectations as of the date of this release for results within our businesses; prevailing views related to economic growth, inflation, unemployment and other economic factors; and market forward interest rate expectations. These expectations are inherently subject to risks and uncertainties. There are a number of factors that could cause results to differ materially from historical performance and these expectations. We undertake no obligation to update these expectations after the date of this release. Please refer to the cautionary statement at the end of this release for more information.

Category	Growth, percentage, or bps range

Net interest income	Mid-to-high single digits

Net interest margin	3.35-3.45%

Noninterest income*	High single digits

Noninterest expense**	Mid single digits

Loans	Mid-to-high single digits

Core deposits	Mid single digits

Net charge-offs	Low 50 bps range

Effective tax rate [non-tax equivalent]	29-30%

Tangible equity/tangible asset ratio	2007 target >7%

*       comparison with the prior year excludes $415 million of losses recorded in noninterest income related to fourth quarter 2006 balance sheet actions

**     comparison with the prior year excludes $49 million of charges: $10 million in third quarter 2006 related to the early retirement of debt, and $39 million in fourth quarter 2006 related to termination of financing agreements

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. Investors, analysts and other interested parties may dial into the conference call at 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third). A replay of the conference call will be available for approximately seven days by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode: 5023636#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $99.8 billion in assets, operates 18 affiliates with 1,161 full-service Banking Centers, including 109 Bank Mart® locations open seven days a week inside select grocery stores and 2,104 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. Fifth Third operates five main businesses: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2007, has $225 billion in assets under care, of which it managed $34 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the NASDAQ® National Global Select Market System under the symbol “FITB.”

FORWARD-LOOKING STATEMENTS

This report may contain forward-looking statements about Fifth Third Bancorp and/or the company as combined acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions, either national or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (3) changes in the interest rate environment reduce interest margins; (4) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (5) changes and trends in capital markets; (6) competitive pressures among depository institutions increase significantly; (7) effects of critical accounting policies and judgments; (8) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (9) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (10) ability to maintain favorable ratings from rating agencies; (11) fluctuation of Fifth Third’s stock price; (12) ability to attract and retain key personnel; (13) ability to receive dividends from its subsidiaries; (14) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (15) difficulties in combining the operations of acquired entities; (16) ability to secure confidential information through the use of computer systems and telecommunications network; and (17) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the United States Securities and Exchange Commission (SEC).Copies of this filing are available at no cost on the SEC’s Web site at www.sec.gov or on the Fifth Third’s Web site at www.53.com. Fifth Third undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

# # #

Quarterly Financial Review for March 31, 2007

Table of Contents

Financial Highlights	11-12
Consolidated Statements of Income	13
Consolidated Statements of Income (Taxable Equivalent)	14
Consolidated Balance Sheets	15-16
Consolidated Statements of Changes in Shareholders’ Equity	17
Average Balance Sheet and Yield Analysis	18-19
Summary of Loans and Leases	20
Regulatory Capital	21
Asset Quality	22

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change
	March	December	March
	2007	2006	2006	Seq	Yr/Yr
Income Statement Data
Net interest income (a)	$742	$744	$718	—	3%
Noninterest income	648	219	617	196%	5%
Total revenue (a)	1,390	963	1,335	44%	4%
Provision for loan and lease losses	84	107	78	(22)%	8%
Noninterest expense	793	798	731	(1)%	8%
Net income	359	66	363	446%	(1)%

Common Share Data
Earnings per share, basic	$0.65	$0.12	$0.66	442%	(2)%
Earnings per share, diluted	0.65	0.12	0.65	442%	—
Cash dividends per common share	$0.42	$0.40	$0.38	5%	11%
Book value per share	17.82	18.02	17.01	(1)%	5%
Dividend payout ratio	64.6%	333.3%	58.5%	(81)%	10%
Market price per share:
High	$41.41	$41.57	$41.43	—	—
Low	37.93	37.75	36.30	—	4%
End of period	38.69	40.93	39.36	(5)%	(2)%
Common shares outstanding (in thousands)	550,077	556,253	556,501	(1)%	(1)%
Average common shares outstanding (in thousands):
Basic	551,501	554,978	554,398	(1)%	(1)%
Diluted	554,175	557,654	556,869	(1)%	—
Market capitalization	$21,282	$22,767	$21,904	(7)%	(3)%
Price/earnings ratio (b)	18.08	19.13	14.52	(5)%	25%

Financial Ratios
Return on average assets	1.47%	0.25%	1.41%	488%	4%
Return on average equity	14.6%	2.6%	15.3%	462%	(5)%
Noninterest income as a percent of total revenue	47%	23%	46%	104%	2%
Average equity as a percent of average assets	10.05%	9.70%	9.17%	4%	10%
Tangible equity	7.65%	7.79%	6.90%	(2)%	11%
Net interest margin (a)	3.44%	3.16%	3.08%	9%	12%
Efficiency (a)	57.0%	82.9%	54.7%	(31)%	4%
Effective tax rate	29.3%	(27.0)%	30.7%	NM	(5)%

Credit Quality
Net losses charged off	$71	$97	$73	(27)%	(3)%
Net losses charged off as a percent of average loans and leases	0.39%	0.52%	0.42%	(25)%	(7)%
Allowance for loan and lease losses as a percent of loans and leases	1.05%	1.04%	1.05%	1%	—
Allowance for credit losses as a percent of loans and leases	1.15%	1.14%	1.14%	1%	1%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.66%	0.61%	0.51%	8%	29%

Average Balances
Loans and leases, including held for sale	$75,861	$75,262	$71,634	1%	6%
Total securities and other short-term investments	11,673	18,262	22,917	(36)%	(49)%
Total assets	99,192	104,602	104,736	(5)%	(5)%
Transaction deposits (d)	48,760	49,010	48,951	(1)%	—
Core deposits (e)	59,797	60,001	58,700	—	2%
Wholesale funding (f)	25,536	30,650	33,123	(17)%	(23)%
Shareholders’ equity	9,970	10,150	9,601	(2)%	4%

Regulatory Capital Ratios (c)
Tier I capital	8.74%	8.39%	8.56%	4%	2%
Total risk-based capital	11.24%	11.07%	10.56%	2%	6%
Tier I leverage	9.33%	8.44%	8.24%	11%	13%

Operations
Banking centers	1,161	1,150	1,132	1%	3%
ATMs	2,104	2,096	2,025	—	4%
Full-time equivalent employees	21,442	21,362	21,497	—	—

(a)	Presented on a fully taxable equivalent basis
(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices
(c)	Current period regulatory capital ratios are estimates
(d)	Includes demand, interest checking, savings and money market deposits
(e)	Includes transaction deposits plus other time deposits
(f)	Includes certificates $100,000 and over, foreign office deposits, federal funds purchased, short-term borrowings and long-term debt

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	March 2007	December 2006	September 2006	June 2006	March 2006
Income Statement Data
Net interest income (a)	$742	$744	$719	$716	$718
Noninterest income	648	219	662	655	617
Total revenue (a)	1,390	963	1,381	1,371	1,335
Provision for loan and lease losses	84	107	87	71	78
Noninterest expense	793	798	767	759	731
Net income	359	66	377	382	363

Common Share Data
Earnings per share, basic	$0.65	$0.12	$0.68	$0.69	$0.66
Earnings per share, diluted	0.65	0.12	0.68	0.69	0.65
Cash dividends per common share	$0.42	$0.40	$0.40	$0.40	$0.38
Book value per share	17.82	18.02	17.96	17.13	17.01
Dividend payout ratio	64.6%	333.3%	58.8%	58.0%	58.5%
Market price per share:
High	$41.41	$41.57	$40.18	$41.02	$41.43
Low	37.93	37.75	35.95	35.86	36.30
End of period	38.69	40.93	38.08	36.95	39.36
Common shares outstanding (in thousands)	550,077	556,253	558,066	557,894	556,501
Average common shares outstanding (in thousands):
Basic	551,501	554,978	555,565	554,978	554,398
Diluted	554,175	557,654	557,949	557,489	556,869
Market capitalization	$21,282	$22,767	$21,251	$20,614	$21,904
Price/earnings ratio (b)	18.08	19.13	14.53	13.94	14.52

Financial Ratios
Return on average assets	1.47%	0.25%	1.41%	1.45%	1.41%
Return on average equity	14.6%	2.6%	15.1%	16.0%	15.3%
Noninterest income as a percent of total revenue	47%	23%	48%	48%	46%
Average equity as a percent of average assets	10.05%	9.70%	9.33%	9.09%	9.17%
Tangible equity	7.65%	7.79%	7.40%	6.92%	6.90%
Net interest margin (a)	3.44%	3.16%	2.99%	3.01%	3.08%
Efficiency (a)	57.0%	82.9%	55.5%	55.3%	54.7%
Effective tax rate	29.3%	(27.0)%	27.6%	28.5%	30.7%

Credit Quality
Net losses charged off	$71	$97	$79	$67	$73
Net losses charged off as a percent of average loans and leases	0.39%	0.52%	0.43%	0.37%	0.42%
Allowance for loan and lease losses as a percent of loans and leases	1.05%	1.04%	1.04%	1.04%	1.05%
Allowance for credit losses as a percent of loans and leases	1.15%	1.14%	1.14%	1.14%	1.14%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.66%	0.61%	0.56%	0.49%	0.51%

Average Balances
Loans and leases, including held for sale	$75,861	$75,262	$73,938	$73,093	$71,634
Total securities and other short-term investments	11,673	18,262	21,582	22,439	22,917
Total assets	99,192	104,602	105,868	105,741	104,736
Transaction deposits (d)	48,760	49,010	48,543	49,282	48,951
Core deposits (e)	59,797	60,001	59,337	59,731	58,700
Wholesale funding (f)	25,536	30,650	33,040	32,903	33,123
Shareholders’ equity	9,970	10,150	9,878	9,607	9,601

Regulatory Capital Ratios (c)
Tier I capital	8.74%	8.39%	8.64%	8.56%	8.56%
Total risk-based capital	11.24%	11.07%	10.61%	10.50%	10.56%
Tier I leverage	9.33%	8.44%	8.52%	8.38%	8.24%

Operations
Banking centers	1,161	1,150	1,145	1,138	1,132
ATMs	2,104	2,096	2,114	2,034	2,025
Full-time equivalent employees	21,442	21,362	21,301	21,230	21,497

(a)	Presented on a fully taxable equivalent basis
(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices
(c)	Current period regulatory capital ratios are estimates
(d)	Includes demand, interest checking, savings and money market deposits
(e)	Includes transaction deposits plus other time deposits
(f)	Includes certificates $100,000 and over, foreign office deposits, federal funds purchased, short-term borrowings and long-term debt

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change
	March	December	March
	2007	2006	2006	Seq	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,314	$1,332	$1,146	(1)%	15%
Interest on securities	143	199	250	(28)%	(43)%
Interest on other short-term investments	3	14	2	(78)%	64%

Total interest income	1,460	1,545	1,398	(6)%	4%

Interest Expense
Interest on deposits	498	518	411	(4)%	21%
Interest on short-term borrowings	59	100	95	(42)%	(38)%
Interest on long-term debt	167	189	181	(11)%	(8)%

Total interest expense	724	807	687	(10)%	5%

Net Interest Income	736	738	711	—	3%
Provision for loan and lease losses	84	107	78	(22)%	8%

Net interest income after provision for loan and lease losses	652	631	633	3%	3%

Noninterest Income
Electronic payment processing revenue	225	232	196	(3)%	15%
Service charges on deposits	126	122	126	3%	—
Investment advisory revenue	96	90	91	6%	5%
Corporate banking revenue	83	82	76	1%	9%
Mortgage banking net revenue	40	30	47	31%	(16)%
Other noninterest income	78	58	80	35%	(2)%
Securities gains (losses), net	—	(398)	1	100%	(100)%
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	3	—	(100)%	NM

Total noninterest income	648	219	617	196%	5%

Noninterest Expense
Salaries, wages and incentives	292	300	284	(2)%	3%
Employee benefits	87	61	87	43%	—
Net occupancy expense	65	65	58	1%	12%
Technology and communications	40	39	33	—	21%
Equipment expense	29	32	27	(10)%	10%
Other noninterest expense	280	301	242	(7)%	16%

Total noninterest expense	793	798	731	(1)%	8%

Income before income taxes and cumulative effect	507	52	519	880%	(2)%
Applicable income taxes	148	(14)	160	NM	(7)%

Income before cumulative effect	359	66	359	444%	—
Cumulative effect of change in accounting principle, net of tax (a)	—	—	4	NM	(100)%

Net income	$359	$66	$363	446%	(1)%

Net income available to common shareholders (b)	$359	$66	$363	447%	(1)%

(a)	Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards
(b)	Dividends on preferred stock are $.185 million for all quarters presented

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	March 2007	December 2006	September 2006	June 2006	March 2006
Interest Income
Interest and fees on loans and leases	$1,314	$1,332	$1,294	$1,227	$1,146
Interest on securities	143	199	238	247	250
Interest on other short-term investments	3	14	2	3	2

Total interest income	1,460	1,545	1,534	1,477	1,398
Taxable equivalent adjustment	6	6	6	6	7

Total interest income (taxable equivalent)	1,466	1,551	1,540	1,483	1,405

Interest Expense
Interest on deposits	498	518	510	471	411
Interest on short-term borrowings	59	100	106	100	95
Interest on long-term debt	167	189	205	196	181

Total interest expense	724	807	821	767	687

Net interest income (taxable equivalent)	742	744	719	716	718

Provision for loan and lease losses	84	107	87	71	78

Net interest income (taxable equivalent) after provision for loan and lease losses	658	637	632	645	640

Noninterest Income
Electronic payment processing revenue	225	232	218	211	196
Service charges on deposits	126	122	134	135	126
Investment advisory revenue	96	90	89	96	91
Corporate banking revenue	83	82	79	82	76
Mortgage banking net revenue	40	30	36	41	47
Other noninterest income	78	58	87	76	80
Securities gains (losses), net	—	(398)	19	14	1
Securities gains, net—non-qualifying hedges on mortgage servicing rights	—	3	—	—	—

Total noninterest income	648	219	662	655	617

Noninterest Expense
Salaries, wages and incentives	292	300	288	303	284
Employee benefits	87	61	74	69	87
Net occupancy expense	65	65	63	59	58
Technology and communications	40	39	36	34	33
Equipment expense	29	32	34	29	27
Other noninterest expense	280	301	272	265	242

Total noninterest expense	793	798	767	759	731

Income before income taxes and cumulative effect (taxable equivalent)	513	58	527	541	526
Taxable equivalent adjustment	6	6	6	6	7

Income before income taxes and cumulative effect	507	52	521	535	519
Applicable income taxes	148	(14)	144	153	160

Income before cumulative effect	359	66	377	382	359
Cumulative effect of change in accounting principle, net of tax (a)	—	—	—	—	4

Net income	$359	$66	$377	$382	$363

Net income available to common shareholders (b)	$359	$66	$377	$382	$363

(a)	Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards
(b)	Dividends on preferred stock are $.185 million for all quarters presented

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	March	December	March
	2007	2006	2006	Seq	Yr/Yr
Assets
Cash and due from banks	$2,244	$2,737	$2,494	(18)%	(10)%
Available-for-sale and other securities (a)	10,592	11,053	21,276	(4)%	(50)%
Held-to-maturity securities (b)	347	356	365	(3)%	(5)%
Trading securities	160	187	156	(14)%	2%
Other short-term investments	223	809	159	(72)%	40%
Loans held for sale	1,382	1,150	744	20%	86%
Portfolio loans and leases:
Commercial loans	21,479	20,831	19,966	3%	8%
Commercial mortgage loans	10,906	10,405	9,861	5%	11%
Commercial construction loans	5,688	6,168	5,883	(8)%	(3)%
Commercial leases	4,953	4,984	4,911	(1)%	1%
Residential mortgage loans	8,484	8,830	8,425	(4)%	1%
Home equity	11,926	12,153	11,894	(2)%	—
Automobile loans	10,400	10,028	9,453	4%	10%
Credit card	1,111	1,004	763	11%	46%
Other consumer loans and leases	1,235	1,196	1,589	3%	(22)%
Unearned income	(1,361)	(1,246)	(1,323)	9%	3%

Portfolio loans and leases	74,821	74,353	71,422	1%	5%
Allowance for loan and lease losses	(784)	(771)	(749)	2%	5%

Portfolio loans and leases, net	74,037	73,582	70,673	1%	5%
Bank premises and equipment	2,001	1,940	1,798	3%	11%
Operating lease equipment	212	202	137	5%	55%
Goodwill	2,192	2,193	2,194	—	—
Intangible assets	158	166	189	(5)%	(17)%
Servicing rights	572	524	468	9%	22%
Other assets	5,704	5,770	4,391	(1)%	30%

Total assets	$99,824	$100,669	$105,044	(1)%	(5)%

Liabilities
Deposits:
Demand	$13,510	$14,331	$14,134	(6)%	(4)%
Interest checking	15,755	15,993	17,511	(1)%	(10)%
Savings	14,256	13,181	11,902	8%	20%
Money market	6,336	6,584	6,399	(4)%	(1)%
Other time	10,869	10,987	10,105	(1)%	8%
Certificates—$100,000 and over	6,776	6,628	5,085	2%	33%
Foreign office	1,686	1,676	3,874	1%	(56)%

Total deposits	69,188	69,380	69,010	—	—
Federal funds purchased	1,622	1,421	3,715	14%	(56)%
Other short-term borrowings	2,383	2,796	4,472	(15)%	(47)%
Accrued taxes, interest and expenses	2,324	2,283	2,169	2%	7%
Other liabilities	1,883	2,209	1,463	(15)%	29%
Long-term debt	12,620	12,558	14,746	—	(14)%

Total liabilities	90,020	90,647	95,575	(1)%	(6)%
Total shareholders’ equity (c)	9,804	10,022	9,469	(2)%	4%

Total liabilities and shareholders’ equity	$99,824	$100,669	$105,044	(1)%	(5)%

(a) Amortized cost	$10,754	$11,236	$22,127	(4)%	(51)%
(b) Market values	347	356	365	(3)%	(5)%
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	—	—
Outstanding, excluding treasury	550,077	556,253	556,501	(1)%	(1)%
Treasury	33,350	27,174	26,926	23%	24%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	March 2007	December 2006	September 2006	June 2006	March 2006
Assets
Cash and due from banks	$2,244	$2,737	$2,399	$2,670	$2,494
Available-for-sale and other securities (a)	10,592	11,053	19,514	20,345	21,276
Held-to-maturity securities (b)	347	356	359	358	365
Trading securities	160	187	164	173	156
Other short-term investments	223	809	125	207	159
Loans held for sale	1,382	1,150	872	931	744
Portfolio loans and leases:
Commercial loans	21,479	20,831	21,260	20,717	19,966
Commercial mortgage loans	10,906	10,405	9,879	9,792	9,861
Commercial construction loans	5,688	6,168	5,879	5,950	5,883
Commercial leases	4,953	4,984	4,895	4,899	4,911
Residential mortgage loans	8,484	8,830	8,811	8,623	8,425
Home equity	11,926	12,153	12,235	12,087	11,894
Automobile loans	10,400	10,028	9,599	9,512	9,453
Credit card	1,111	1,004	876	846	763
Other consumer loans and leases	1,235	1,196	1,301	1,432	1,589
Unearned income	(1,361)	(1,246)	(1,255)	(1,281)	(1,323)

Portfolio loans and leases	74,821	74,353	73,480	72,577	71,422
Allowance for loan and lease losses	(784)	(771)	(761)	(753)	(749)

Portfolio loans and leases, net	74,037	73,582	72,719	71,824	70,673
Bank premises and equipment	2,001	1,940	1,902	1,853	1,798
Operating lease equipment	212	202	142	150	137
Goodwill	2,192	2,193	2,193	2,194	2,194
Intangible assets	158	166	175	185	189
Servicing rights	572	524	504	489	468
Other assets	5,704	5,770	4,760	4,732	4,391

Total assets	$99,824	$100,669	$105,828	$106,111	$105,044

Liabilities
Deposits:
Demand	$13,510	$14,331	$13,883	$14,078	$14,134
Interest checking	15,755	15,993	15,855	16,788	17,511
Savings	14,256	13,181	12,392	12,061	11,902
Money market	6,336	6,584	6,462	6,505	6,399
Other time	10,869	10,987	10,818	10,627	10,105
Certificates—$100,000 and over	6,776	6,628	6,871	5,691	5,085
Foreign office	1,686	1,676	2,362	4,773	3,874

Total deposits	69,188	69,380	68,643	70,523	69,010
Federal funds purchased	1,622	1,421	5,434	2,493	3,715
Other short-term borrowings	2,383	2,796	3,833	5,275	4,472
Accrued taxes, interest and expenses	2,324	2,283	2,156	1,995	2,169
Other liabilities	1,883	2,209	1,570	1,767	1,463
Long-term debt	12,620	12,558	14,170	14,502	14,746

Total liabilities	90,020	90,647	95,806	96,555	95,575
Total shareholders’ equity (c)	9,804	10,022	10,022	9,556	9,469

Total liabilities and shareholders’ equity	$99,824	$100,669	$105,828	$106,111	$105,044

(a) Amortized cost	$10,754	$11,236	$20,103	$21,376	$22,127
(b) Market values	347	356	359	358	365
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000
Outstanding, excluding treasury	550,077	556,253	558,066	557,894	556,501
Treasury	33,350	27,174	25,361	25,533	26,926

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions (unaudited)

	For the Three Months Ended
	March	March
	2007	2006
Total shareholders’ equity, beginning	$10,022	$9,446
Net income	359	363
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	14	(158)
Qualifying cash flow hedges	1	3
Change in accumulated other comprehensive income related to employee benefit plans	1	—

Comprehensive income	375	208
Cash dividends declared:
Common stock	(231)	(211)
Preferred stock (a)	—	—
Stock-based awards exercised, including treasury shares issued	18	15
Stock-based compensation expense	17	15
Loans repaid (issued) related to exercise of stock-based awards, net	2	3
Change in corporate tax benefit related to stock-based compensation	(5)	(1)
Shares acquired for treasury	(280)	—
Impact of cumulative effect of change in accounting principle (b)	(98)	(6)
Other	(16)	—

Total shareholders’ equity, ending	$9,804	$9,469

(a)	Dividends on preferred stock are $.185 million for all quarters presented
(b)	2007 includes $96 million impact due to the adoption of FSP FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leverage Lease Transaction” on January 1, 2007 and $2 million impact due to the adoption of FIN No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109” on January 1, 2007. 2006 impact is due to the adoption of SFAS No. 123(R) “Share-Based Payment” on January 1, 2006.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	March 2007	December 2006	March 2006	Seq	Yr/Yr
Assets
Interest-earning assets:
Loans and leases	$75,861	$75,262	$71,634	1%	6%
Taxable securities	10,951	16,685	22,116	(34)%	(50)%
Tax exempt securities	534	568	644	(6)%	(17)%
Other short-term investments	188	1,009	157	(81)%	19%

Total interest-earning assets	87,534	93,524	94,551	(6)%	(7)%
Cash and due from banks	2,287	2,398	2,668	(5)%	(14)%
Other assets	10,140	9,440	8,261	7%	23%
Allowance for loan and lease losses	(769)	(760)	(744)	1%	3%

Total assets	$99,192	$104,602	$104,736	(5)%	(5)%

Liabilities
Interest-bearing liabilities:
Interest checking	$15,509	$15,744	$17,603	(1)%	(12)%
Savings	13,689	12,812	11,588	7%	18%
Money market	6,377	6,572	6,086	(3)%	5%
Other time	11,037	10,991	9,749	—	13%
Certificates—$100,000 and over	6,682	6,750	4,670	(1)%	43%
Foreign office	1,707	2,758	4,050	(38)%	(58)%
Federal funds purchased	2,505	3,615	4,553	(31)%	(45)%
Other short-term borrowings	2,400	4,468	4,718	(46)%	(49)%
Long-term debt	12,242	13,059	15,132	(6)%	(19)%

Total interest-bearing liabilities	72,148	76,769	78,149	(6)%	(8)%
Demand deposits	13,185	13,882	13,674	(5)%	(4)%
Other liabilities	3,889	3,801	3,312	2%	17%

Total liabilities	89,222	94,452	95,135	(6)%	(6)%
Shareholders’ equity	9,970	10,150	9,601	(2)%	4%

Total liabilities and shareholders’ equity	$99,192	$104,602	$104,736	(5)%	(5)%

Average common shares outstanding (in thousands):
Basic	551,501	554,978	554,398	(1)%	(1)%
Diluted	554,175	557,654	556,869	(1)%	—

Yield Analysis
Interest-earning assets:
Loans and leases	7.04%	7.03%	6.51%
Taxable securities	5.06%	4.57%	4.44%
Tax exempt securities	7.40%	7.30%	7.59%
Other short-term investments	6.82%	5.56%	4.98%

Total interest-earning assets	6.79%	6.58%	6.03%

Interest-bearing liabilities:
Interest checking	2.31%	2.41%	2.28%
Savings	3.27%	3.24%	2.67%
Money market	4.46%	4.40%	3.64%
Other time	4.59%	4.46%	3.74%
Certificates—$100,000 and over	5.17%	5.15%	4.15%
Foreign office	4.53%	4.91%	4.39%
Federal funds purchased	5.30%	5.31%	4.50%
Other short-term borrowings	4.37%	4.61%	3.82%
Long-term debt	5.54%	5.70%	4.85%

Total interest-bearing liabilities	4.07%	4.17%	3.57%

Ratios:
Net interest margin (taxable equivalent)	3.44%	3.16%	3.08%
Net interest rate spread (taxable equivalent)	2.72%	2.41%	2.46%
Interest-bearing liabilities to interest-earning assets	82.42%	82.08%	82.65%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	March	December	September	June	March
	2007	2006	2006	2006	2006
Assets
Interest-earning assets:
Loans and leases	$75,861	$75,262	$73,938	$73,093	$71,634
Taxable securities	10,951	16,685	20,836	21,642	22,116
Tax exempt securities	534	568	587	616	644
Other short-term investments	188	1,009	159	181	157

Total interest-earning assets	87,534	93,524	95,520	95,532	94,551
Cash and due from banks	2,287	2,398	2,355	2,564	2,668
Other assets	10,140	9,440	8,745	8,393	8,261
Allowance for loan and lease losses	(769)	(760)	(752)	(748)	(744)

Total assets	$99,192	$104,602	$105,868	$105,741	$104,736

Liabilities
Interest-bearing liabilities:
Interest checking	$15,509	$15,744	$16,251	$17,025	$17,603
Savings	13,689	12,812	12,279	12,064	11,588
Money market	6,377	6,572	6,371	6,429	6,086
Other time	11,037	10,991	10,794	10,449	9,749
Certificates—$100,000 and over	6,682	6,750	6,415	5,316	4,670
Foreign office	1,707	2,758	3,668	4,382	4,050
Federal funds purchased	2,505	3,615	4,546	3,886	4,553
Other short-term borrowings	2,400	4,468	4,056	4,854	4,718
Long-term debt	12,242	13,059	14,355	14,465	15,132

Total interest-bearing liabilities	72,148	76,769	78,735	78,870	78,149
Demand deposits	13,185	13,882	13,642	13,764	13,674
Other liabilities	3,889	3,801	3,613	3,500	3,312

Total liabilities	89,222	94,452	95,990	96,134	95,135
Shareholders’ equity	9,970	10,150	9,878	9,607	9,601

Total liabilities and shareholders’ equity	$99,192	$104,602	$105,868	$105,741	$104,736

Average common shares outstanding (in thousands):
Basic	551,501	554,978	555,565	554,978	554,398
Diluted	554,175	557,654	557,949	557,489	556,869

Yield Analysis
Interest-earning assets:
Loans and leases	7.04%	7.03%	6.96%	6.75%	6.51%
Taxable securities	5.06%	4.57%	4.39%	4.43%	4.44%
Tax exempt securities	7.40%	7.30%	7.29%	7.33%	7.59%
Other short-term investments	6.82%	5.56%	5.69%	5.60%	4.98%

Total interest-earning assets	6.79%	6.58%	6.40%	6.23%	6.03%

Interest-bearing liabilities:
Interest checking	2.31%	2.41%	2.49%	2.39%	2.28%
Savings	3.27%	3.24%	3.08%	2.90%	2.67%
Money market	4.46%	4.40%	4.30%	4.01%	3.64%
Other time	4.59%	4.46%	4.24%	4.00%	3.74%
Certificates—$100,000 and over	5.17%	5.15%	5.03%	4.64%	4.15%
Foreign office	4.53%	4.91%	5.05%	4.77%	4.39%
Federal funds purchased	5.30%	5.31%	5.33%	4.97%	4.50%
Other short-term borrowings	4.37%	4.61%	4.42%	4.31%	3.82%
Long-term debt	5.54%	5.70%	5.66%	5.45%	4.85%

Total interest-bearing liabilities	4.07%	4.17%	4.14%	3.90%	3.57%

Ratios:
Net interest margin (taxable equivalent)	3.44%	3.16%	2.99%	3.01%	3.08%
Net interest rate spread (taxable equivalent)	2.72%	2.41%	2.26%	2.33%	2.46%
Interest-bearing liabilities to interest-earning assets	82.42%	82.08%	82.43%	82.56%	82.65%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	March 2007	December 2006	September 2006	June 2006	March 2006
Average Loans and Leases (including unearned income)
Commercial:
Commercial loans	$20,908	$21,228	$20,879	$20,338	$19,549
Commercial mortgage loans	10,566	9,929	9,833	9,980	9,441
Commercial construction loans	6,014	6,099	5,913	5,840	6,211
Commercial leases	3,661	3,762	3,740	3,729	3,686

Subtotal—commercial	41,149	41,018	40,365	39,887	38,887
Consumer:
Residential mortgage loans	10,166	10,038	9,699	9,491	9,057
Home equity	12,072	12,225	12,174	11,999	11,879
Automobile loans	10,230	9,834	9,522	9,480	9,440
Credit card	1,021	915	870	797	766
Other consumer loans and leases	1,223	1,232	1,308	1,439	1,605

Subtotal—consumer	34,712	34,244	33,573	33,206	32,747

Total average loans and leases	$75,861	$75,262	$73,938	$73,093	$71,634

End of Period Loans and Leases Serviced
Commercial:
Commercial loans	$21,479	$20,831	$21,260	$20,717	$19,966
Commercial mortgage loans	10,906	10,405	9,879	9,792	9,861
Commercial construction loans	5,688	6,168	5,879	5,950	5,883
Commercial leases	3,687	3,841	3,751	3,740	3,726

Subtotal—commercial	41,760	41,245	40,769	40,199	39,436
Consumer:
Residential mortgage loans	8,484	8,830	8,811	8,623	8,425
Home equity	11,926	12,153	12,235	12,087	11,894
Automobile loans	10,400	10,028	9,599	9,512	9,453
Credit card	1,111	1,004	876	846	763
Other consumer loans and leases	1,140	1,093	1,190	1,310	1,451

Subtotal—consumer	33,061	33,108	32,711	32,378	31,986

Total portfolio loans and leases	74,821	74,353	73,480	72,577	71,422

Loans held for sale	1,382	1,150	872	931	744

Operating lease equipment	212	202	142	150	137

Loans and Leases Serviced for Others:
Residential mortgage (a)	30,253	28,688	27,823	27,057	26,399
Commercial mortgage (b)	621	769	756	890	2,183
Commercial loans (c)	3,377	3,390	3,404	3,332	3,182
Commercial leases (b)	250	263	256	258	271
Consumer loans (d)	463	520	596	677	774

Total loans and leases serviced for others	34,964	33,630	32,835	32,214	32,809

Total loans and leases serviced	$111,379	$109,335	$107,329	$105,872	$105,112

(a)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature and retains servicing responsibilities
(b)	Fifth Third sells certain commercial mortgage loans and commercial leases and retains servicing responsibilities
(c)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain primarily investment grade commercial loans to an unconsolidated qualified special purpose entity, which is wholly-owned by an independent third party
(d)	Fifth Third sells certain consumer loans and retains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	March 2007	December 2006	September 2006	June 2006	March 2006
Tier I capital:
Shareholders’ equity	$9,804	$10,022	$10,022	$9,556	$9,469
Goodwill and certain other intangibles	(2,328)	(2,336)	(2,345)	(2,351)	(2,357)
Unrealized (gains) losses	164	176	385	674	561
Other	1,388	763	748	781	761

Total tier I capital	$9,028	$8,625	$8,810	$8,660	$8,434

Total risk-based capital:
Tier I capital	$9,028	$8,625	$8,810	$8,660	$8,434
Qualifying allowance for credit losses	885	867	857	849	840
Qualifying subordinated notes	1,696	1,893	1,150	1,108	1,126

Total risk-based capital	$11,609	$11,385	$10,817	$10,617	$10,400

Risk-weighted assets	$103,299	$102,823	$101,940	$101,126	$98,511
Ratios:
Average shareholders’ equity to average assets	10.05%	9.70%	9.33%	9.09%	9.17%
Regulatory capital:
Tier I capital	8.74%	8.39%	8.64%	8.56%	8.56%
Total risk-based capital	11.24%	11.07%	10.61%	10.50%	10.56%
Tier I leverage	9.33%	8.44%	8.52%	8.38%	8.24%

(a)	Current period regulatory capital data and ratios are estimated

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	March	December	September	June	March
	2007	2006	2006	2006	2006
Summary of Credit Loss Experience
Losses charged off:
Commercial loans	$(19)	$(37)	$(29)	$(31)	$(35)
Commercial mortgage loans	(7)	(11)	(8)	(5)	(2)
Commercial construction loans	(6)	(3)	(1)	(3)	—
Commercial leases	(1)	(1)	—	(2)	(1)
Residential mortgage loans	(7)	(8)	(5)	(6)	(4)
Home equity	(19)	(16)	(16)	(16)	(17)
Automobile loans	(25)	(25)	(21)	(19)	(22)
Credit card	(11)	(11)	(9)	(9)	(7)
Other consumer loans and leases	(4)	(6)	(7)	(5)	(8)

Total losses	(99)	(118)	(96)	(96)	(96)

Recoveries of losses previously charged off:
Commercial loans	4	8	4	9	3
Commercial mortgage loans	—	—	1	1	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	1	1	1	2
Residential mortgage loans	—	—	—	—	—
Home equity	2	2	2	3	3
Automobile loans	9	6	6	9	9
Credit card	3	1	1	2	1
Other consumer loans and leases	10	3	2	4	5

Total recoveries	28	21	17	29	23

Net losses charged off:
Commercial loans	(15)	(29)	(25)	(22)	(32)
Commercial mortgage loans	(7)	(11)	(7)	(4)	(2)
Commercial construction loans	(6)	(3)	(1)	(3)	—
Commercial leases	(1)	—	1	(1)	1
Residential mortgage loans	(7)	(8)	(5)	(6)	(4)
Home equity	(17)	(14)	(14)	(13)	(14)
Automobile loans	(16)	(19)	(15)	(10)	(13)
Credit card	(8)	(10)	(8)	(7)	(6)
Other consumer loans and leases	6	(3)	(5)	(1)	(3)

Total net losses charged off	$(71)	$(97)	$(79)	$(67)	$(73)

Allowance for loan and lease losses, beginning	$771	$761	$753	$749	$744
Total net losses charged off	(71)	(97)	(79)	(67)	(73)
Provision for loan and lease losses	84	107	87	71	78

Allowance for loan and lease losses, ending	$784	$771	$761	$753	$749

Reserve for unfunded commitments, beginning	$76	$76	$74	$69	$70
Provision for unfunded commitments	3	—	2	5	(1)
Acquisitions	—	—	—	—	—

Reserve for unfunded commitments, ending	$79	$76	$76	$74	$69

Components of allowance for credit losses:
Allowance for loan and lease losses	$784	$771	$761	$753	$749
Reserve for unfunded commitments	79	76	76	74	69

Total allowance for credit losses	$863	$847	$837	$827	$818

Nonperforming Assets and Delinquent Loans
Nonaccrual loans and leases (a)	$390	$352	$320	$281	$291
Renegotiated loans and leases	—	—	—	—	—
Other assets, including other real estate owned	104	103	91	77	73

Total nonperforming assets	$494	$455	$411	$358	$364

Ninety days past due loans and leases (a)	$243	$210	$196	$191	$160

Ratios
Net losses charged off as a percent of average loans and leases 0.39%	0.39%	0.52%	0.43%	0.37%	0.42%
Allowance for loan and lease losses as a percent of loans and leases 1.05%	1.05%	1.04%	1.04%	1.04%	1.05%
Allowance for credit losses as a percent of loans and leases 1.15%	1.15%	1.14%	1.14%	1.14%	1.14%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.66%	0.61%	0.56%	0.49%	0.51%

(a)	Nonaccrual includes $38 million and Ninety Days Past Due includes $78 million of residential mortgage loans as of March 31, 2007.